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                                                                    EXHIBIT 3.27




                          CERTIFICATE OF INCORPORATION

                                       OF

                      OSBORN SOUND & COMMUNICATIONS CORP.


         1.      The name of the corporation is Osborn Sound & Communications
Corp.

         2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware,

         4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Ten Thousand (110,000) of which Ten Thousand shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be preferred stock, and of which One Hundred Thousand (100,000) shares of the par value of one cent ($.01) each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be common stock.

         5. The Board of Directors of the corporation is authorized to issue the Preferred Stock of the corporation from time to time in one or more series with distinctive serial designations:

                 (a) with voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations, or restrictions;

                 (b) subject, or not subject to, redemption at such time or times and at such price or prices;

                 (c) with the right to receive dividends at such rates, on such conditions and at such times, and payable in preference to, or in such relations to, the dividends payable on any other class or classes or any other series of stock and cumulative or noncumulative;

                 (d) with rights, upon the dissolution of, or upon distribution of the assets of the corporation; and

                 (e) convertible into, or exchangeable for any other class or classes of stock or any series thereof, of the corporation at such price or prices or at such rates of exchange with such adjustments;
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as shall be stated in the resolution or resolutions provided for the issue of such stock adopted by the Board of Directors. Preferred Stock shall not have any vote except as required by law or as provided in the resolution or resolutions of the Board of Directors of the corporation delineating the rights and liabilities of the class or series.

         6. The name and mailing address of the incorporator is as follows:

             NAME                       MAILING ADDRESS
             ----                       ---------------

         Martin Mushkin               Blodnick, Schultz & Abramowitz, P.C.
                                      3111 New Hyde Park Road
                                      Lake Success, New York 11042-1273

         7.      The corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeat any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payments date, shall be deemed to be extinguished and abandoned; any such unclaimed dividends in the possession of the corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

         11.     The corporations shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.





                                      -2-
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         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 15th day of November, 1985.





                                        /s/ Martin Mushkin
                                        ---------------------------------------
                                        MARTIN MUSHKIN





                                      -3-
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                            CERTIFICATE OF MERGER

                                     OF

               OSBORN SOUND & COMMUNICATIONS OF FLORIDA, INC.,

               OSBORN SOUND & COMMUNICATIONS OF GEORGIA, INC.

                                     AND

                     WHEELING ENTERTAINMENT CORPORATION

                                    INTO

                   OSBORN HEALTHCARE COMMUNICATIONS, INC.


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                       NAME                           STATE OF INCORPORATION

 Osborn Sound & Communications of Florida, Inc.              Delaware

 Osborn Sound & Communications of Georgia, Inc.              Delaware

 Wheeling Entertainment Corporation                          Delaware

 Osborn Healthcare Communications, Inc.                      Delaware

         SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.
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         THIRD:  That the name of the surviving corporation of the merger is
Osborn Healthcare Communications, Inc., which shall herewith be changed to Osborn Entertainment Enterprises Corporation.

         FOURTH: That the amendments or changes in the Certificate of Incorporation of Osborn Healthcare Communications, Inc., the surviving corporation, are to be effected by the merger as follows:

                 Article 1 of the Certificate of Incorporation of the surviving corporation shall be amended to read: "1. The name of the corporation (the "Corporation") is Osborn Entertainment Enterprises Corporation."

         FIFTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is: 130 Mason Street, Greenwich, Connecticut 06830.

         SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective on December 22, 1995.

         Dated:  December 22, 1995


                                        OSBORN HEALTHCARE COMMUNICATIONS, INC.



                                        By: /s/ Frank D. Osborn
                                            --------------------
                                            Frank D. Osborn
                                            Chairman
Attest:


By: /s/ Michael F. Mangan
    ----------------------
    Michael F. Mangan
    Secretary



                                      2
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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                            AND OF REGISTERED AGENT


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                      OSBORN SOUND & COMMUNICATIONS CORP.

         2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

         SIGNED on November 2, 1992.

                                        /s/ Frank D. Osborn
                                        ----------------------------------------
                                        Frank D. Osborn, President

Attest:



/s/ Josephine Osborn
-----------------------------------
Josephine Osborn, Secretary